                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Number 333-84431 of New Era of Networks, Inc. on Form S-3 of our report dated September 30, 1998 (relating to the financial statements of Century Analysis Inc. as of and for the years ended December 31, 1997 and 1996), appearing in the Current Report of New Era of Networks, Inc. on Form 8-K/A and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.






/s/ DELOITTE & TOUCHE LLP


San Francisco, California
August 18, 1999